UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 27, 2010

FUER INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-53436 (Commission File Number)		84-0290243 (IRS Employer Identification No.)
Neiwei Road, Fulaerji District, Qiqihar, Heiloingjiang, China, 161041 (Address of Principal Executive Offices and zip code)

（86）0452-6969150
(Registrant’s telephone

number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS.

(b) On December 30, 2010, the Company announced that Mr. Cui Xiaowei had resigned his position as Chairman and Director of the Company, effective December 29, 2010.

(d) On December 29, 2010 the Company announced the appointment of Mr. Zhang Li, age 46, the Company’s current Chief Executive Officer, as a director of the Company, effective December 27, 2010.  Mr. Li has been the Company’s Chief Executive Officer since June 2010.  Since 2003, Mr. Zhang has been Chairman of the Board and Chief Executive Officer of Qiqihar Fuer Agronomy Inc.  Mr. Zhang has over 15 years of experience in business management and the operation of seeds breading and retailing businesses and was the founder of Qiqihar Fuer Agronomy Inc. Since 2006, Mr. Zhang has served as deputy of the provincial people’s congress of Heilongjiang. Mr. Zhang completed his MBA from Tsinghua University in 2007.

On December 29, 2010 the Company announced the appointment of Liu Yuhua, age 46, as a director of the Company, effective December 27, 2010.  Ms. Liu served as Administrative Supervisor of Fuer Agronomy Inc. from 1995 to 2008. From 1992 to 1995, Ms. Liu served as Financial Supervisor of Fulaerji Science & Technology Co., Ltd.  From 1989 to 1992, Ms. Liu served as the Head of the Human Resources Department of Fulaerji Science & Technology Research Institute. Ms. Liu has 18 years of experience in financial management. Ms. Liu received her Associate Degree in Enterprise Management from Heilongjiang Bayi Agricultural University in 1989.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1†	Press Release, dated December 29, 2010
99.2†	Press Release, dated December 30, 2010
†	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuer International Inc.

Date: December 30, 2010	By:	/s/ Zhang Li
Name: Zhang Li
Title: Chief Executive Officer

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EXHIBIT INDEX

99.1	Press Release dated December 29, 2010
99.2	Press Release dated December 30, 2010

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